Exhibit H.7
INCENTIVE FEE AGREEMENT
     INCENTIVE FEE AGREEMENT (the “Agreement”), dated as of [•], 2009, between [•] (the “Bank”) and RiverSource Investments, LLC (the “Advisor”).
     WHEREAS, Seligman Premium Technology Growth Fund, Inc. (including any successor by merger or otherwise, the “Fund”) is a diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), and its common shares are registered under the Securities Act of 1933, as amended;
     WHEREAS, the Fund and the Advisor have entered into an underwriting agreement (the “Underwriting Agreement”), dated [•], 2009, with Wells Fargo Securities, LLC and the other underwriters named in Exhibit A thereto (the “Underwriters”);
     WHEREAS, the Advisor is the investment adviser of the Fund;
     WHEREAS, the Bank is acting as a co-manager in an offering of the Fund’s common shares in connection with the Underwriting Agreement (the “Offering”); and
     WHEREAS, the Advisor desires to provide an incentive fee to the Bank for acting as a co- manager in the Offering;
     NOW, THEREFORE, in consideration of the mutual terms and conditions set forth below, the parties hereto agree as follows:
1.	The Advisor shall pay the Bank a fee of [•]% of the aggregate purchase price of the common shares sold in the Offering by the Bank (the “Incentive Fee”); provided that the total amount of the Incentive Fee shall not exceed [•]% of the total price to the public of the Fund’s common shares offered by the prospectus dated [•], 2009 (the “Prospectus”) (including all Initial Securities and Option Securities as such terms are described in the Underwriting Agreement). The sum total of the aggregate amount of this Incentive Fee and the fees paid to certain Underwriters in connection with the offering shall not exceed 4.5% of the total public offering price of the Fund’s common shares offered by the Prospectus. The Incentive Fee shall be paid at the same time as the delivery of the common shares to the underwriters in the Offering and shall be made by wire transfer to the order of the Bank.
2.	This Agreement shall terminate upon the payment of the entire amount of the Incentive Fee, as specified in Section 1 hereof or upon the termination of the Underwriting Agreement without common shares having been delivered and paid for.
3.	This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”) shall be governed by and construed in accordance with the laws of the State of New York.
4.	No Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and the Advisor and the Bank consent to the jurisdiction of such courts and personal service with respect thereto. Each of the Bank and the Advisor waives all right to trial by jury in any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Advisor agrees that a final judgment in any proceeding or counterclaim brought in any such court shall be conclusive and binding upon the
[Incentive Fee Agreement]

Advisor and may be enforced in any other courts to the jurisdiction of which the Advisor is or may be subject, by suit upon such judgment.

5.	This Agreement may not be assigned by either party without the prior written consent of the other party.

6.	This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both the Bank and the Advisor.

7.	All notices required or permitted to be sent under this Agreement shall be sent, if to the Advisor:

RiverSource Investments, LLC 50606 Ameriprise Financial Center Minneapolis, Minnesota 55474 Attention: [•]

or if to the Bank: [•]

or such other name or address as may be given in writing to the other parties. Any notice shall be deemed to be given or received on the third day after deposit in the U.S. mail with certified postage prepaid or when actually received, whether by hand, express delivery service or facsimile transmission, whichever is earlier.

8.	This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Incentive Fee Agreement as of the date first above written.

RIVERSOURCE INVESTMENTS, LLC		[•]

By:		By:

	Name:		Name:
	Title:		Title:

[Incentive Fee Agreement]

Indemnification Agreement
[•], 2009
[•]
[•]
     Ladies and Gentlemen:
In connection with the engagement of [•] (the “Bank”) to advise and assist the undersigned (together with its affiliates and subsidiaries, referred to as the “Company”) with the matters set forth in the Incentive Fee Agreement dated [•], 2009 between the Company and the Bank (the “Agreement”), in the event that the Bank becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a “Proceeding”) with respect to the entering into of the Agreement or the payment by the Company to the Bank of the incentive fee, the Company agrees to indemnify, defend and hold the Bank harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses with respect to the entering into of the Agreement or the payment by the Company to the Bank of the incentive fee, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that such losses, claims, damages, liabilities and expenses resulted primarily from the gross negligence or willful misconduct of the Bank. In addition, in the event that the Bank becomes involved in any capacity in any Proceeding with respect to the entering into of the Agreement or the payment by the Company to the Bank of the incentive fee, the Company will reimburse the Bank for its legal and other expenses (including the cost of any investigation and preparation) as such expenses are incurred by the Bank in connection therewith. Promptly after receipt by the Bank of notice of the commencement of any Proceeding, the Bank will, if a claim in respect thereof is to be made against the Bank under this paragraph, notify the Company in writing of the commencement thereof; but the failure so to notify the Company (i) will not relieve it from liability under this paragraph unless and to the extent it did not otherwise learn of such Proceeding and such failure results in the forfeiture by the Company of substantial rights and defenses and (ii) will not, in any event, relieve the Company from any obligations to the Bank other than the indemnification obligation provided above. The Company shall be entitled to appoint counsel of the Company’s choice at the Company’s expense to represent the Bank in any Proceeding for which indemnification is sought (in which case the Company shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the Bank or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the Bank. Notwithstanding the Company’s election to appoint counsel to represent the Bank in a Proceeding, the Bank shall have the right to employ one separate counsel (including local counsel), and the Company shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the Company to represent the Bank would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such Proceeding include both the Bank and the Company and the Bank shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the Company, (iii) the Company shall not have employed counsel satisfactory to the Bank to represent the Bank within a reasonable time after notice of the institution of such Proceeding or (iv) the Company shall authorize the Bank to employ separate counsel at the expense of the Company. In no event shall the Company be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Bank and/or the other Underwriters (as defined in the Underwriting Agreement) (taken as a group) that have entered into a structuring fee agreement, an additional compensation agreement or similar agreement pursuant to which the Company pays additional compensation to the respective Underwriter in connection with the offering contemplated in the Underwriting Agreement, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.
     If such indemnification were not to be available for any reason, the Company agrees to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Company and its stockholders and affiliates, on the one hand, and the Bank, on the other hand, in the matters contemplated by the Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and its stockholders and affiliates, on the one hand, and the party entitled to contribution, on the other hand, as well as any other relevant equitable considerations. The Company agrees that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Company and its stockholders and affiliates, on the one hand, and the party entitled to contribution, on the other hand, of a transaction as contemplated shall be deemed to be in the same proportion that the total value received or paid or contemplated to be received or paid by the Company or its stockholders or affiliates, as the case may be, as a result of or in connection with the transaction (whether or not consummated) for which the Bank has been retained to perform services bears to the fees paid to the Bank under the Agreement; provided, that in no event shall the Company contribute less than the amount necessary to assure that the Bank is not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by the Bank pursuant to the Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Company or other conduct by the Company (or its employees or other agents), on the one hand, or by the Bank, on the other hand. Notwithstanding the provisions of this paragraph, the Bank shall not be entitled to contribution from the Company if it is determined that the Bank was guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) and the Company was not guilty of such fraudulent misrepresentation. The Company will not settle any Proceeding in respect of which indemnity may be sought hereunder, whether or not the Bank is an actual or potential party to such Proceeding, without the Bank’s prior written consent (which consent shall not be unreasonably withheld). For purposes of this Indemnification Agreement, the Bank shall include the Bank, any of its affiliates, each other person, if any, controlling the Bank or any of its affiliates, their respective officers, current and former directors, employees and agents, and the successors and assigns of all of the foregoing persons. The foregoing indemnity and contribution agreement shall be in addition to any rights that any indemnified party may have at common law or otherwise.
     The Company will not be liable to the Bank for any such losses, claims, damages, liabilities or expenses arising from the sale of securities by Seligman Premium Technology Growth Fund to any person if a copy of a prospectus required to be delivered in connection with such sale which has been furnished to the underwriters of the offering of the securities (within a reasonable amount of time prior to such sale) shall not have been sent, mailed or given to such person, at or prior to the written confirmation of the sale of such securities to such person, but only if and to the extent that such prospectus, if so sent or delivered, would have cured the defect giving rise to, and been a complete defense against the person asserting, such loss, claim, damage or liability.
     The Company agrees that neither the Bank nor any of its affiliates, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company with respect to the entering into of the Agreement or the payment by the Company to the Bank of the incentive fee, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that any losses, claims, damages, liabilities or expenses incurred by the Company resulted primarily from the gross negligence or willful misconduct of the Bank in the entering into of the Agreement or the payment by the Company to the Bank of the incentive fee.
THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER WITH RESPECT TO THE ENTERING INTO OF THE AGREEMENT OR THE PAYMENT BY THE COMPANY TO THE BANK OF THE INCENTIVE FEE (“CLAIM”), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND THE COMPANY AND THE BANK CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO. THE COMPANY HEREBY CONSENTS TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT IS BROUGHT BY ANY THIRD PARTY AGAINST THE BANK OR ANY INDEMNIFIED PARTY. EACH OF THE BANK AND THE COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT. THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON THE COMPANY AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH THE COMPANY IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

     The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of the Agreement. This Indemnification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

Very truly yours, RIVERSOURCE INVESTMENTS, LLC
By:
Name:
Title:

Accepted and agreed to as of
the date first above written:

[•]

By

Name:
Title:
[Indemnification Agreement]